SECRETARY'S CERTIFICATE

OF

Dreamland Limited
Cricket Square, Hutchins Drive
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

We, Conyers Trust Company (Cayman) Limited, Secretary of **Dreamland Limited (the "Company") DO HEREBY CERTIFY** that the following an extract of an Ordinary Resolution passed by the Members of the Company at an Extraordinary General Meeting held on 1st April 2026, and that such resolution has not been modified:

Ordinary Resolution

"1. RESOLVED AS AN ORDINARY RESOLUTION THAT:

i) the consolidation of each of the issued and unissued class A ordinary shares with a par value of US$0.00001 each ("**Class A Ordinary Shares**") and class B ordinary shares with a par value of US$0.00001 each ("**Class B Ordinary Shares**", together with the Class A Ordinary Shares, the "**Ordinary Shares**") at a ratio of one (1)-for-five (5) (the "**Initial Consolidation**") be and is hereby approved such that (i) every 5 existing authorised issued and unissued Class A Ordinary Shares with par value US$0.00001 each be consolidated into 1 Class A Ordinary Share with par value US$0.00005 each, and (ii) every 5 existing authorised issued and unissued Class B Ordinary Shares with par value US$0.00001 each be consolidated into 1 Class B Ordinary Share with par value US$0.00005 each, such that following the Initial Consolidation, the authorised share capital of the Company of US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each, comprising (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each will become the authorised share capital of US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each, comprising (a) 1,900,000,000 class A ordinary shares with a par value of US$0.00005 each and (b) 100,000,000 class B ordinary shares with a par value of US$0.00005 each; and

____
Rowan Wu
for and on behalf of
Conyers Trust Company (Cayman) Limited
Secretary

Dated this 2nd day of April 2026

GENERAL REGISTRY CAYMAN ISLANDS

AP_Legal - 111730232.1